Subscription Agreement

This subscription (this “Subscription”) is dated February __, 2009, by and between the investor identified on the signature page hereto (the “Investor”) and ParkerVision, Inc., a Florida corporation (the “Company”), whereby the parties agree as follows:

WHEREAS, pursuant to two separate underwriting agreements, each of even date hereof, between the Company and Roth Capital Partner, LLC, the Company has agreed to sell, in underwritten offerings, certain of its securities (the “Underwritten Offerings”);

WHEREAS, concurrently with and contingent upon the consummation of Underwritten Offerings, the Company desires to sell, and the Investor desires to purchase shares of the Company’s common stock;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1. Subscription.

(a) Subject to the consummation of the Underwritten Offerings, Investor agrees to buy and, subject to acceptance as provided below, the Company agrees to sell and issue to Investor, such number of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as are set forth on the signature page hereto, for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”).

(b) The Shares have been registered pursuant to a Registration Statement on Form S-3, Registration No. 333-156571, which registration statement (the “Registration Statement”) has been declared effective by the Securities and Exchange Commission and is effective on the date hereof.  A final prospectus supplement will be delivered as required by law.

(c) The Company may accept this Subscription at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying the Investor within a reasonable time thereafter. The Company has the right to reject this subscription for the Common Stock, in whole or in part for any reason and at any time prior to the Closing (as defined below) thereon, notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s subscription.  In the event the Investor’s subscription is rejected, the Investor’s payment will be returned promptly to the Investor without interest or deduction and this Subscription will have no force or effect.  The Shares subscribed for herein will not be deemed issued to or owned by the Investor until one copy of this Subscription has been executed by the Investor and countersigned by the Company and the Closing with respect to the Investor’s subscription has occurred.

(d) Provided that the full Purchase Price and a completed and manually executed copy of this Subscription have been tendered and not returned in accordance with Section 2, the closing of Investor’s purchase of the Shares shall occur concurrently with the consummation of the Underwritten Offerings (the “Closing”).  Promptly thereafter, the Company shall cause the Shares to be delivered to the Investor, which delivery shall be made by delivery of physical certificates to Investor, or if so designated, through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the Investor’s signature page attached hereto under the heading “DWAC Instructions.”

2. Investor Delivery of Documents and Payment.  The Investor hereby tenders to the Company (i) the full Purchase Price by check or wire transfer to hold in a non-interest bearing account until the Closing and (ii) one completed and manually executed copy of this Subscription.  In the event that the Closing is not consummated within 10 days of the date the Purchase Price is delivered to the Company, unless otherwise agreed to by Investor in writing, the Company shall return the Purchase Price to the undersigned, without interest or deduction.

3. Company Representations and Warranties.  The Company represents and warrants that: (a) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company’s Certificate of Incorporation or Bylaws, or (ii) any material agreement to which the Company is a party or by which any of its property or assets is bound; (d) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable; (e) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the prospectus contained in the Registration Statement, as amended or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (g) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

4. Investor Representations, Warranties and Acknowledgments.

(a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and , when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s certificate of incorporation or by-laws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the base prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the Company’s public filings with the Securities and Exchange Commission; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; and (vii) except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, National Association of Securities Dealers, Inc. member as of the date hereof.

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(b) The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any disposition, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (the “Short Sales”), in the securities of the Company during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (“Discussion Time”).  The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5. Investor Covenant Regarding Short Sales and Confidentiality.  The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales or other disposition of securities of the Company during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Form 8-K.  The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

6. Miscellaneous.

(a) This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription.  This Subscription may be modified only in writing signed by the parties hereto.

(b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile.

(c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(d) All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Seller:  as set forth on the signature page hereto.

To the Buyer:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e) This Subscription shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Subscription.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

PARKERVISION, INC.

By:
Name:
Number of Shares: ___________________________ Purchase Price Per Share: $[_______] Aggregate Purchase Price: $_________________		Title: Address for Notice: ParkerVision, Inc. 7915 Baymeadows Way, Suite 400 Jacksonville, Florida 32256 Facsimile: [( )_____] Attention: Chief Executive Officer

INVESTOR: __________________________________

By: __________________________________________
Name:
Title:

Address for Notice:
______________________________________________
______________________________________________
______________________________________________
Facsimile: _____________________________________
Attention: _____________________________________

DWAC Instructions:
Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):		_________________________________

DTC Participant Number:		_________________________________

Name of Account at DTC Participant being credited with the Shares:		_________________________________

Account Number at DTC Participant being credited with the Shares		_________________________________

4